 Exhibit 10.7
Cooperation Agreement

Party A: Intermost Corporation
Address: Suite 5204, 52/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
Telephone: 00852-28276898

Party B: ChinaE.com Investment Consultant (Shenzhen) Co., Ltd.
Address: Room 1508, Rongchao Landmark, 4028 Jin Tian Road, Futian District, Shenzhen
Telephone: 0755-82577718

This Cooperation Agreement (the “Agreement”) is made and entered into as of December 22 2009, by and between Party A and Party B.

WHEREAS, Party A desires to acquire or merge with a project company; and

WHEREAS, Party B has the resources and expertise to identify, introduce and/or refer potential project companies (“Potential Targets”) to Party A for merger and/or acquisition (“M&A”); and

WHEREAS, Party A desires to engage Party B as consultant to identify, introduce and/or refer Potential Targets for M&A.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, the parties hereby agree as follows:

1.	Form of Cooperation

Party A recognizes Party B has the connection and resources in identifying suitable Potential Targets for M&A and desires to engage Party B’s service to identify Potential Targets. Upon satisfactory evaluation of the Potential Targets and successful completion of the M&A transaction (“Transaction”), Party A is obliged to pay commissions to Party B.

2.	Party A’s Warranties

In the event that Party A successfully merges or acquires one of the Potential Targets (“Acquired Company”) introduced or referred to by Party B, Party A agrees and guarantees to pay to Party B a 3% commission of the total consideration (“Consideration”) involved in the Transaction to the account designated by Party B.

The said Consideration shall mean the consideration for the Transaction involving the initial M&A with the Acquired Company and does not included further M&A or subsequent investment. If the subsequent fund raising or investments are arranged by Party B, then Party B is entitled to 3% commission of the gross amounts of subsequent financing.

If the Consideration involved in the transactions is paid in non-cash forms (e.g. shares), Party A could choose to pay the commission fee in the same non-cash forms; if the consideration involved in the transactions is paid in cash form, Party A should pay the commission fee in cash form.

3.	Party B’s Warranties

For the Potential Targets introduced to Party A, Party B shall disclose all the available information about the Potential Targets to Party A, and shall assist Party A in the evaluation of Potential Targets.

Party B shall issue invoice or receipt to Party A upon receiving the commissions.

4.	Confidentiality

The Parties agree keep confidential all information relating to Potential Targets and this Agreement, and shall not disclose such information to any third party without the other party’s prior written consent,

4.	Breach of Agreement

4.1.
Party A shall pay the commission fee to Party B in accordance with this Agreement in a timely manner. Party A would be subject to a penalty billed at 0.3‰ of the payable commission per day in case of late payment of commission fees. Total penalty should not exceed 50% of the M&A Consideration.

4.2.
If there has been a material violation or breach of any representation, warranty, covenant, agreement or obligation contained in this Agreement by either Party, the other Party has the right to claim the other Party for damages or compensation for the breach of contract.

5.	Miscellaneous

5.1.	The term of this Agreement shall commence on the date hereof for a period of Five (5) years. During the term of this Agreement, the Parties could be mutual agree to extend or shorten the term.

5.2.
Any disputes between the parties hereto should be settled though negotiations. Disputes that cannot be settled through negotiation should be submitted to Shenzhen Arbitration Commission for arbitration.

5.3.	This Agreement may be amended or modified only by a written instrument or supplemental agreement signed by both Parties.

5.4.	This Agreement is executed in four counterparts, each party holds two of the counterparts.

Party A: Intermost Corporation
[Seal]
Party A Representative: [Signature]
Date:           20th November 2009

Party B: ChinaE.com Investment Consultant (Shenzhen) Co., Ltd.
[Seal]
Party B Representative: [Signature]
Date:           22nd December 2009

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